Bandwidth Announces Pricing of $275 Million Convertible Senior Notes Offering
RALEIGH, NC, June 16, 2026 — Bandwidth Inc. (NASDAQ: BAND) (“Bandwidth”), a leading global cloud communications company, today announced the pricing of $275 million aggregate principal amount of 0% Convertible Senior Notes due 2032 (the “Notes”) in a private offering (the “Offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In addition, Bandwidth has granted the initial purchasers of the Notes a 13-day option to purchase up to an additional $41.25 million aggregate principal amount of the Notes solely to cover over-allotments. The sale of the Notes to the initial purchasers is expected to settle on June 18, 2026, subject to customary closing conditions.
The Notes will be senior, unsecured obligations of Bandwidth. The Notes will not bear regular interest, and the principal amount of the Notes will not accrete. The Notes will mature on July 1, 2032, unless earlier repurchased, redeemed or converted. Except in the case of a “Cleanup Redemption” (as defined below), Bandwidth may not redeem the Notes prior to July 6, 2029. Bandwidth may redeem the Notes, in whole or in part (subject to certain limitations), at its option at any time, and from time to time, on or after July 6, 2029 and on or before the 40th scheduled trading day immediately before the maturity date, at a cash redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid special and additional interest, if any, to, but excluding, the redemption date, if the last reported sale price per share of Bandwidth’s Class A common stock has exceeded 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading date immediately preceding the date on which Bandwidth provides notice of redemption, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date on which Bandwidth provides such notice. In addition, Bandwidth may redeem for cash all, but not less than all, of the Notes at any time if the amount of the Notes that remains outstanding at such time is less than 15% of the aggregate principal amount of the Notes initially issued under the indenture governing the Notes, at a cash redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid special and additional interest, if any, to, but excluding, the redemption date (such redemption, a “Cleanup Redemption”).
Holders of the Notes will have the right to require Bandwidth to repurchase all or a portion of their Notes upon the occurrence of a fundamental change (as defined in the indenture governing the Notes) at a cash purchase price of 100% of their principal amount plus any accrued and unpaid special and additional interest, if any, to, but excluding, the fundamental change repurchase date.
The Notes will be convertible based on an initial conversion rate of 13.7663 shares of Bandwidth’s Class A common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $72.64 per share, which represents a conversion premium of approximately 37.5% over the last reported sale price of Bandwidth’s Class A common stock of $52.83 per share on the NASDAQ Global Select Market on June 15, 2026). Prior to the close of business on the business day immediately preceding April 1, 2032, the Notes will be convertible at the option of the holders of the Notes only upon the satisfaction of specified conditions and during certain periods. On or after April 1, 2032 until the close of business on the second scheduled trading day preceding the maturity date, the Notes will be convertible at the option of the holders of Notes at any time regardless of these conditions. Conversions of the Notes will be settled in cash, shares of Bandwidth’s Class A common stock or a combination thereof, at Bandwidth’s election.
Bandwidth estimates that the net proceeds from the Offering will be approximately $263.6 million (or approximately $303.5 million if the initial purchasers exercise their option to purchase additional Notes in full), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses payable by Bandwidth. Bandwidth intends to use approximately $19.0 million of the net proceeds to pay the cost of the capped call transactions described below. Bandwidth expects to use approximately $10.0 million of the net proceeds to repurchase 189,286 shares of its Class A common stock concurrently with the pricing of the Offering in privately negotiated transactions effected with or through one of the initial purchasers of the Notes or its affiliate. These repurchases could increase (or reduce the size of any decrease in) the market price of Bandwidth’s Class A common stock or the Notes, and this activity could affect the market price of Bandwidth’s Class A common stock prior to, concurrently with or shortly after the pricing of the Notes, and could result in a higher effective conversion price for the Notes. Bandwidth expects to use approximately $116.5 million of the net proceeds to repurchase approximately $122.5 million aggregate principal amount of its outstanding 0.50% convertible senior notes due 2028 (the “2028 Notes”) concurrently with the pricing of the Offering in privately negotiated transactions effected through one of the initial purchasers of the Notes or its affiliate, as Bandwidth’s agent. Bandwidth intends to use the remainder of the net proceeds to repay outstanding amounts under its credit facility and for working capital or other general corporate purposes.
In connection with the pricing of the Notes, Bandwidth entered into privately negotiated capped call transactions with certain financial institutions (the “Option Counterparties”). The capped call transactions are expected generally to reduce the potential dilution to Bandwidth’s Class A common stock upon any conversion of the Notes and/or to offset any cash payments Bandwidth is required to make in excess of the principal amount of the converted Notes, as the case may be, upon any conversion of Notes, with such reduction and/or offset subject to a cap based on the cap price. The cap price of the capped call transactions will initially be $105.66 per share of Bandwidth’s Class A common stock, which represents a premium of 100% over the last reported sale price of Bandwidth’s Class A common stock of $52.83 per share on the NASDAQ Global Select Market on June 15, 2026, and is subject to certain adjustments under the terms of the capped call transactions. If the initial purchasers of the Notes exercise their option to purchase additional Notes, Bandwidth expects to enter into additional capped call transactions with the Option Counterparties.
Bandwidth expects that, in connection with establishing their initial hedges of the capped call transactions, the Option Counterparties or their respective affiliates expect to purchase shares of Bandwidth’s Class A common stock and/or enter into various derivative transactions with respect to Bandwidth’s Class A common stock concurrently with or shortly after the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of Bandwidth’s Class A common stock or the Notes at that time. In addition, Bandwidth expects that the Option Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Class A common stock and/or by purchasing or selling shares of Bandwidth’s Class A common stock or other securities of Bandwidth in secondary market transactions following the pricing of the Notes and from time to time prior to the maturity of the Notes (and are likely to do so (x) during any observation period related to a conversion of the Notes or following any repurchase of the Notes by Bandwidth in connection with any redemption or fundamental change, (y) following any repurchase of the Notes by Bandwidth other than in connection with any redemption or fundamental change if Bandwidth elects to unwind a corresponding portion of the capped call transactions in connection with such repurchase and (z) if Bandwidth otherwise unwinds all or a portion of the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of Bandwidth’s Class A common stock or the Notes, which could affect the ability of holders of the Notes to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of the Notes, it could affect the number of shares of Class A common stock and value of the consideration that holders of the Notes will receive upon conversion of the Notes.
In connection with Bandwidth’s intended repurchase of a portion of its outstanding 2028 Notes concurrently with the pricing of the Offering as described above, Bandwidth expects that some or all of the holders of the 2028 Notes that it repurchases may purchase shares of Bandwidth’s Class A common stock in open market transactions to unwind hedge positions that such holders have with respect to their investment in the 2028 Notes. These open market purchases, in turn, may place upward pressure on the trading price of Bandwidth’s Class A common stock, causing its Class A common stock to trade at higher prices than would be the case in the absence of these purchases, which could result in a higher effective conversion price for the Notes.
The Notes were offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The offer and sale of the Notes and the shares of Bandwidth’s Class A common stock potentially issuable upon conversion of the Notes, if any, have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction, and unless so registered, the Notes and such shares, if any, may not be offered or sold in the United States except pursuant to an applicable exemption from such registration requirements.
Important Information
This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any offer or sale of, the Notes (or any shares of Bandwidth’s Class A common stock issuable upon conversion of the Notes) in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.
About Bandwidth
Bandwidth Inc. (NASDAQ: BAND) is a global cloud communications company that helps enterprises deliver exceptional experiences through voice calling, text messaging and emergency services. Our solutions and our Communications Cloud, covering 65+ countries and ~90 percent of global GDP, are trusted by all the leaders in unified communications and cloud contact centers–including Amazon Web Services (AWS), Cisco, Google, Microsoft, RingCentral, Zoom, Genesys and Five9–as well as Global 2000 enterprises and SaaS builders like Docusign, Uber and Yosi Health. As a founder of the cloud communications revolution, we are the first and only global Communications Platform-as-a-Service (CPaaS) to offer a unique combination of composable APIs, AI capabilities, owner-operated network and broad regulatory experience. Our award-winning support teams help businesses around the world transform their communications every day.
Forward-Looking Statements
This press release contains or may imply “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical fact and include, but are not limited to, statements regarding our future financial and business performance, whether Bandwidth will be able to consummate the Offering, the terms of the Offering, the expected amount and intended use of the net proceeds and the capped call transactions, expectations regarding actions of the Option Counterparties and their respective affiliates and the satisfaction of customary closing conditions with respect to the Offering. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties related to the Offering, including that such transaction may not occur. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Bandwidth’s Form 10-K for the year ended December 31, 2025 and in Bandwidth’s Form 10-Q for the quarter ended March 31, 2026, each filed with the SEC and any subsequent reports that we file with the SEC after December 31, 2025. We caution you that the foregoing list may not contain all the forward-looking statements made in this press release. These forward-looking statements speak only as of the date hereof and Bandwidth undertakes no obligation to update forward-looking statements, and readers are cautioned not to place undue reliance on such forward-looking statements.
Investor Contact
Ankit Hira
Solebury Strategic Communications for Bandwidth
ir@bandwidth.com